Resources Connection, Inc. Reports Second Quarter Results for Fiscal 2012

- Revenues increase 4.7% quarter-over-quarter and 5.1% sequentially

- Company reports second quarter earnings per share of $0.11 per share (excluding $0.47 adjusted per share impact of contingent consideration adjustment for total earnings per share of $0.58)

- Second quarter net income of $25.3 million; adjusted EBITDA(1) improves sequentially to $14.3 million

- Company buys back 1,002,000 shares and returns over $13 million in capital to shareholders during second quarter

IRVINE, Calif., Jan. 4, 2012 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("Resources") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, actuarial and legal and regulatory services, today announced financial results for its fiscal second quarter ended November 26, 2011.

Total revenue for the second quarter of fiscal 2012 was $145.0 million, up 4.7% from last year's second quarter revenue of $138.5 million and up 5.1% on a sequential quarter basis. Revenues in the U.S. were up 1.3% quarter-over-quarter and 2.6% sequentially, while international revenues increased 13.8% quarter-over-quarter and 11.4% sequentially (up 11.1% quarter-over-quarter and 14.8% sequentially on a constant dollar basis).

The Company's pre-tax income for the second quarter was $43.3 million, including a non-cash adjustment of $33.9 million reducing the estimated fair value of contingent consideration liability (including the employee portion of contingent consideration) related to the Sitrick Brincko Group acquisition. Accounting standards require the Company to record increases or decreases in the estimated fair value of contingent consideration to earnings. Due to the inherent difficulties in projecting the future operating results of the episodic Sitrick Brincko business, significant increases over the current estimated future adjusted EBITDA(1) (earnings before interest, income taxes, depreciation, amortization, stock based compensation and contingent consideration adjustments) could result in an increase in the estimated fair value of the Sitrick Brincko contingent consideration which would materially impact our future operating results.

The Company's net income for the second quarter ended November 26, 2011, was $25.3 million, or $0.58 per diluted share, which includes the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.47 per share. This compares with a net income for the second quarter ended November 27, 2010 of $17.5 million, or $0.38 per diluted share, which included the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $14.0 million or $0.30 per share.

Gross margin was 37.9% in the second quarter of fiscal 2012, up 10 basis points from the first quarter of fiscal 2012. Selling, general and administrative expenses for the second quarter of fiscal 2012 were $43.0 million, up $400,000 from $42.6 million in the first quarter of fiscal 2012 as the Company ramped up its branding campaign during the second quarter.

Cash flow from operations and adjusted EBITDA were $5.4 million and $14.3 million (9.9% of revenue), respectively, for the second quarter of fiscal 2012.

"I am pleased our client service focused strategy continues to yield growth in a challenging global economy," said Don Murray, chief executive officer of Resources. "Despite the reduction in the Sitrick Brincko contingent consideration, we remain committed to growing this practice in the coming years and believe we have an excellent team to do so."

The Company's revenue for the six months ended November 26, 2011 was $283.0 million compared with $262.2 million for the six months ended November 27, 2010. The Company's net income for the six months ended November 26, 2011 was $27.9 million, or $0.63 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.46 per share), compared with a net income for the six months ended November 27, 2010 of $18.7 million, or $0.40 per diluted share (including the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $14.0 million or $0.30 per share).

During the second quarter of fiscal 2012, the Company purchased 1,002,000 shares of common stock for $10.9 million. On December 22, 2011, the Company paid its quarterly dividend of $2.2 million to shareholders, representing a dividend of $0.05 per share.

"Our business model continues to produce positive cash flows as evidenced by our 9.9% cash flow margin for the quarter," said Tony Cherbak, chief operating officer. "Our strong cash position allowed us to purchase over 1 million shares of our stock during our second quarter and, along with our dividend program, we returned $13.1 million to our shareholders."

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, actuarial and legal and regulatory services.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,000 professionals, annually serving over 1,900 clients around the world from 80 practice offices.

Headquartered in Irvine, California, Resources Global has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, January 4, 2012. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include beliefs regarding the strength of our team. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. STATEMENT OF OPERATIONS (in thousands, except per share amounts)

	Quarter Ended		Six Months Ended

	November 26, 2011	November 27, 2010	November 26, 2011	November 27, 2010
	(unaudited)		(unaudited)

Revenue	$144,955	$138,534	$282,962	$262,242
Direct costs of services	90,034	83,787	175,869	158,210
Gross profit	54,921	54,747	107,093	104,032
Selling, general and administrative expenses (2)	42,980	42,732	85,589	83,607
Employee portion of contingent consideration (1)	(500)	—	(500)	—
Contingent consideration adjustment (1)	(33,440)	(23,700)	(33,440)	(22,413)
Operating income before amortization and depreciation (1), (2)	45,881	35,715	55,444	42,838
Amortization of intangible assets	1,186	1,310	2,394	2,600
Depreciation expense	1,471	1,870	3,020	3,715
Operating income (1), (2)	43,224	32,535	50,030	36,523
Interest income	(65)	(114)	(153)	(242)
Income before provision for income taxes (1), (2)	43,289	32,649	50,183	36,765
Provision for income taxes (3)	17,968	15,178	22,266	18,064
Net income (1), (2), (3)	$25,321	$17,471	$27,917	$18,701
Basic net income per share (1)	$0.58	$0.38	$0.63	$0.41
Diluted net income per share (1)	$0.58	$0.38	$0.63	$0.40
Basic shares	43,760	46,048	44,468	46,156
Diluted shares	43,797	46,283	44,512	46,347

EXPLANATORY NOTES

1.

The contingent consideration adjustment is a favorable adjustment of approximately $33.4 million for the three and six months ended November 26, 2011 and $23.7 million and $22.4 million for the three and six months ended November 27, 2010, respectively, in recognition of the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group in November 2009. The adjustment in both fiscal years results in a reduction in the anticipated contingent consideration payable in November 2013.  As required by accounting rules for acquisitions under generally accepted accounting principles ("GAAP") that include earn-out provisions, the Company periodically assesses the likely fair value to be paid at the earn-out date.  The Sitrick Brincko Group earn-out is based upon an annual assessment of actual EBITDA of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios over the remaining two years of the earn-out period.  This assessment requires very subjective assumptions to be made of various potential operating results scenarios.  Based upon the first two years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the two years remaining in the earn-out period, the Company believes it is more likely than not that there will not be a contingent consideration payment payable in November 2013 and has reduced the estimated liability by $33.9 million.  Although the Company currently believes that there will be no earn-out payment due, it will continue to periodically review actual EBITDA results of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios; if circumstances change and the Company determines that an earn-out payment may be due, it would result in a non-cash charge to operations and would materially impact operating results.

The employee portion of contingent consideration is a $500,000 reduction of the estimate of the compensation owed to employees related to the Sitrick Brincko Group acquisition (and as compensation, it is treated as an operating expense).  Similar to contingent consideration, the estimate of the amount of employee portion of contingent consideration payable requires very subjective assumptions to be made of future operating results and based upon the first two years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the two years remaining in the earn-out period, the Company currently believes it is more likely than not that the employee portion of contingent consideration will not be earned.

The after-tax impact of the adjustments to contingent consideration and the employee portion of contingent consideration were $0.47 per share and $0.30 per share for the three months ended November 26, 2011 and November 27, 2010, respectively.

2.

Selling, general and administrative expenses ("SG&A") include non-cash compensation expense for employee stock option grants and employee stock purchases of $1.9 million and $2.6 million for the three months ended November 26, 2011 and November 27, 2010, respectively, and $3.8 million and $5.3 million for the six months ended November 26, 2011 and November 27, 2011, respectively.

3.

 The Company's effective tax rate was 41.5% and 46.5% for the three months ended November 26, 2011 and November 27, 2010, respectively and 44.4% and 49.1% for the six months ended November 26, 2011 and November 27, 2010, respectively. Without the benefit of the contingent consideration adjustments recorded for the three months ended November 26, 2011 and November 27, 2010, the effective tax rate would have been 47.8% and 61.0%. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. For the three months ended November 27, 2010, the Company established valuation allowances against deferred tax assets in certain foreign locations of $769,000. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Quarter Ended		Six Months Ended

	November 26, 2011	November 27, 2010	November 26, 2011	November 27, 2010
	(unaudited)		(unaudited)

Net income	$ 25,321	$ 17,471	$ 27,917	$ 18,701
Adjustments:
Amortization of intangible assets	1,186	1,310	2,394	2,600
Depreciation expense	1,471	1,870	3,020	3,715
Interest income	(65)	(114)	(153)	(242)
Provision for income taxes	17,968	15,178	22,266	18,064
EBITDA	45,881	35,715	55,444	42,838
Stock-based compensation expense	1,876	2,589	3,808	5,269
Contingent consideration adjustment	(33,440)	(23,700)	(33,440)	(22,413)
Adjusted EBITDA	$14,317	$14,604	$25,812	$25,694
Revenue	$144,955	$138,534	$282,962	$262,242
Adjusted EBITDA Margin	9.9%	10.5%	9.1%	9.8%

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET INFORMATION (in thousands)
	November 26, 2011	May 28, 2011
	(unaudited)
Cash, cash equivalents and short-term investments	$ 120,663	$144,873
Accounts receivable, less allowances	$ 87,924	$ 87,162
Total assets	$434,845	$476,397
Current liabilities	$ 60,882	$ 67,199
Total stockholders' equity	$370,913	$372,726

CONTACT: Media, Michael Sitrick, (US+) 1-310-788-2850, mike_sitrick@sitrick.com, for Resources Connection, Inc.; or Analysts, Nate Franke, Chief Financial Officer of Resources Connection, Inc., (US+) 1-714-430-6500, nate.franke@resources-us.com